Exhibit 10.3

Execution Copy

SETTLEMENT AND RELEASE AGREEMENT

THIS SETTLEMENT AND RELEASE AGREEMENT, is dated as of January 29, 2008 (this “Agreement”), by and among NexCen Brands, Inc., a Delaware corporation (“NexCen”), Great American Cookie Company Franchising, LLC, a Delaware limited liability company (“GACCF”), Mrs. Fields Famous Brands, LLC, a Delaware limited liability company (“MFFB”), Mrs. Fields’ Original Cookies, Inc., a Delaware corporation (“MFOC”), each of the Franchisees that is a signatory hereto and listed as an “Accredited Franchisee” on Schedule I hereto (each an “Accredited Franchisee,” and collectively, the “Accredited Franchisees”), each of the other Franchisees that is a signatory hereto and listed as an “Other Franchisee” on Schedule I hereto (each an “Other Franchisee,” and collectively, the “Other Franchisees,” and collectively with the Accredited Franchisees, the “Franchisees”), and each Franchisee Principal that is signatory hereto and listed on Schedule I hereto (each a “Franchisee Principal,” and collectively, the “Franchisee Principals”).  Capitalized terms used in these recitals without definition shall have the meanings set forth in Section 1 below.

WHEREAS, each of the Franchisees, MFOC, Capricorn Investors II, L.P., a Delaware limited partnership (“Capricorn”), Great American Cookie Company, Inc., a Delaware corporation (“GACC”), Cookies USA, Inc., a Delaware corporation (“Cookies USA”), are parties to or eligible under the terms of certain Settlement Agreement and Releases each dated June 1998 (the “1998 Settlement Agreements”), pursuant to which the parties thereto agreed to settle certain claims and make certain undertakings as set forth therein;

WHEREAS, MFFB, NexCen, NexCen Asset Acquisition, LLC, NexCen Fixed Asset Company, LLC, GACCF, and Great American Manufacturing, LLC, will enter into an Asset Purchase Agreement dated as of even date herewith (the “Asset Purchase Agreement”), pursuant to which, inter alia, GACCF will sell to NexCen or its Affiliates, and NexCen or its Affiliates will acquire from GACCF, certain assets owned or used by GACCF in the GAC Franchise, including the GAC Brands (the “Transaction”);

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Definitions.  For the purposes of this Agreement, the following terms and variations thereof have the meanings specified or referred to in this Section 1:

“Affiliate” of any Person means any Person which, directly or indirectly controls or is controlled by that Person, or is under common control with that Person.  For the purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise.

“Brands” means the “Great American Cookies,” “Great American Chocolate Chip Cookie Company,” “MaggieMoo’s,” “Marble Slab,” “Pretzel Time,” and “Pretzelmaker,” and all other quick service restaurant franchising brands owned or in use by NexCen, whether such Brand is owned or used by NexCen prior to, on or after the Closing Date.

“Closing” means the closing of the acquisition by NexCen or its Affiliates of those assets owned or used by GACCF in the GAC Franchise described in and pursuant to the Asset Purchase Agreement.

“Closing Date” shall mean the date on which the Closing occurs.

“Contract” means any contract, license, sublicense, franchise, permit, mortgage, purchase orders, indenture, loan agreement, note, lease, sublease, agreement, obligation, commitment, understanding, instrument or other arrangement or any commitment to enter into any of the foregoing (in each case, whether written or oral).

“Franchise” means the grant by NexCen or its Affiliate to a Franchisee or Franchisee Principal of the rights to establish and operate a location using the Brands or outlet thereof including subfranchise agreements, master development agreements, area representative agreements, area development agreements, master franchise agreements, development agreements, license agreements, and any other similar agreements, together with all ancillary agreements related thereto.

“Franchise Agreements” means any Contract (and any written or oral amendment or modification thereto) between NexCen or any of its Affiliates and a Franchisee or Franchisee Principal, as the case may be, pertaining to and evidencing the grant of a Franchise.

“Franchise Credit” has the meaning set forth in Section 4(c).

“Franchisee Account” means the account designated by each Franchisee at least three (3) Business Days prior to the Closing Date.

“GAC Brands” means the “Great American Cookies” and “Great American Chocolate Chip Cookie Company” brands.

“GACC Association” means the Association of GACC Franchisees, Inc.

“GAC Franchise Agreement” means any Contract (and written or oral amendment or modification thereto) between GACCF or NexCen or their respective Affiliate, as a party and as the case may be, and a Franchisee or Franchise Principal, as a counter-party and as the case may be, pertaining to and evidencing the grant of a GAC Franchise.

“GAC Franchise” means the grant by GACCF or NexCen or their respective Affiliate, as applicable, to a franchisee of the rights to establish and operate a location using the GAC Brands or outlet thereof including subfranchise agreements, master development agreements, area representative agreements, area development agreements, master franchise agreements, development agreements, license agreements, and any other similar agreements, together with all ancillary agreements related thereto.

“Increased Royalty Payment” has the meaning set forth in Section 6.

“Initial Franchise Fees” means, in the aggregate, the nonrecurring initial franchise fees payable pursuant to any Franchise Agreements.

“Marks” has the meaning set forth in Section 5(d).

“New Franchise Agreement” means any Franchise Agreement entered into after the date hereof between NexCen or its Affiliate and a Franchisee, Franchisee Principal or its designee to open a new Franchise location.

“Payment Date” has the meaning set forth in Section 6.

“Person” means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a government authority.

“Products” has the meaning set forth in Section 5(d).

“Pro Rata Share” means, for each Franchisee, the cash amount or number of Warrants, as applicable, set forth opposite such Franchisee’s name on Schedule I hereto.

“Purchaser Representative” has the meaning set forth in Rule 501(h) of Regulation D promulgated under the Securities Act.

“Release Consideration”  has the meaning set forth in Section 4.

“Royalty Payment” for each Franchisee, means the amount set forth next to such Franchisee’s name on Schedule I hereto.

“Securities Act” shall mean the Securities Act of 1933, as amended and in effect from time to time.

“Tag-Along Rights” means the rights of each Franchisee under Section 2 of the 1998 Settlement Agreements.

“Undertakings” has the meaning set forth in Section 5.

“Warrant” means a Stock Purchase Warrant substantially in the form attached hereto as Exhibit A.

2.             Acquisition of Tag-Along Rights.  Immediately prior to and subject to the completion of the Closing, in connection with the Transaction pursuant to the Asset Purchase Agreement, MFFB will acquire from each Franchisee, and each Franchisee will transfer to MFFB, all of such Franchisee’s Tag-Along Rights (the “Acquired Tag-Along Rights”).  MFFB shall immediately, upon and subject to the Closing, convey all of the Acquired Tag-Along Rights to NexCen.  NexCen will then terminate such Acquired Tag-Along Rights and such rights will no longer be of any force and effect.

3.             Release.

(a)           (i) In addition to the acquisition of the Acquired Tag-Along Rights pursuant to Section 2 of this Agreement and subject to the Closing occurring, and in consideration of the Undertakings and payment of the Release Consideration, each Franchisee and each Franchisee Principal, on behalf of themselves, any predecessor or other past, current or future direct or indirect investors in or directors, officers and employees of the Franchisee and each such person’s successors and assigns (collectively with each Franchisee and the Franchisee Principal, the “Releasor Group”) hereby agrees, upon the Closing, to release any and all rights, causes and actions, whether or not known or anticipated, that any member of the Releasor Group may have, directly or indirectly, against NexCen, Mrs. Fields, Capricorn, Cookies USA, or GACC and any of their respective past, current or future direct or indirect investors, lenders, affiliates, directors, officers or employees or any such person’s successors and assigns (collectively, the “Releasees”) arising out of or otherwise relating to, directly or indirectly, the 1998 Settlement Agreements, including but not limited to any rights that may be associated with the Tag-Along Rights that are not otherwise acquired by MFFB pursuant to Section 2 of this Agreement.  Each member of the Releasor Group further agrees and acknowledges that, upon the Closing, the 1998 Settlement Agreements will terminate and be of no further force and effect and any and all rights of the Releasor Group thereunder shall be extinguished; and

(ii) In consideration of the various undertakings reflected in this Agreement, the GACC Association, on the one hand, and, on the other hand, NexCen, GAACF, MFFB, MFOC, each Franchisee and Franchisee Principal, and in respect to all such parties and each of their respective affiliates, successors and assigns, each of their respective officers, directors, agents, employees and members, do hereby release and forever discharge any and all rights, claims, causes and actions, whether or not known or anticipated, which any of them has or may have, directly or indirectly, against any or all of the rest of them, as of the Closing Date, arising out of, relating to, or in connection with any matter, undertaking or transaction described in this Agreement.

(b)           The members of the Releasor Group understand and agree that this Section 3 is a full and final release applicable to all unknown and unanticipated claims, as well as those known or disclosed, and in consideration of and as an inducement for the Undertakings and payment of the Release Consideration, the members of the Releasor Group hereby expressly waive all rights or benefits which they now have or may in the future have against any of the Releasees under the provisions of Section 1542 of the California Civil Code, which section provides that “a general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known to him must have materially affected his settlement with the debtor”, or of provisions of similar import under the laws of other jurisdictions.

4.             Release Consideration.  As consideration for the acquisition of the Acquired Tag-Along Rights pursuant to Section 2 of this Agreement and the release provided in Section 3 and subject to the Closing occurring, each of MFFB or NexCen, as applicable, shall pay each Franchisee the amounts set forth below (the “Release Consideration”):

(a)           Within three (3) Business Days following the Closing Date, MFFB shall pay to each Franchisee, by wire transfer of immediately available funds to each applicable Franchisee Account, such Franchisee’s Pro Rata Share of Six Million Seven Hundred Thousand Dollars ($6,700,000);

(b)           Within five (5) Business Days following the Closing Date, NexCen shall deliver to each Franchisee a Warrant representing such Franchisee’s Pro Rata Share of Three Hundred Thousand (300,000) shares of NexCen common stock; provided, that NexCen shall not be obligated to issue any Warrant to any Person who has not completed an accredited investor questionnaire; and

(c)           Following the Closing Date, NexCen shall credit each Franchisee who elects to enter into a New Franchise Agreement with NexCen its Pro Rata Share of One Million Dollars ($1,000,000) towards any Initial Franchise Fees payable under such New Franchise Agreement, on one or more New Franchise Agreements, until such Pro Rata Share is exhausted (“Franchise Credit”), which, if permitted by applicable law, Franchise Credit may be transferred by such Franchisee, subject to NexCen’s prior written approval, which shall not be unreasonably refused, conditioned, or delayed if such transferee meets NexCen’s franchisee criteria applicable to such Franchise; provided, however, that the Franchise Credit shall not reduce the Initial Franchise Fee payable under any New Franchise Agreement to less than One Thousand Dollars ($1,000); provided, further, that the Franchise Credits shall expire, if not otherwise used, on the two (2) year anniversary of the Closing Date.

5.             NexCen Undertakings.  NexCen hereby agrees, subject to and following the Closing Date, for the benefit of each Franchisee as follows (each an “Undertaking,” and collectively, the “Undertakings”):

(a)           NexCen will agree to maintain product and development support and marketing expenses for the Products consistent with the average level of expenditure in calendar years 2001, 2002, 2003, 2004 and 2005.  Notwithstanding the foregoing, if marketing fund contributions are lower than average expenditures in calendar years 2001, 2002, 2003, 2004 and 2005, and/or the total number of GACCF units decrease, then marketing expenditures may be adjusted proportionately.

(b)           NexCen will provide the GACC Association (1) timely notice of any material change proposed by NexCen or its Affiliates to the GAC Franchise Agreement and (2) the opportunity to consult with NexCen or its Affiliates, as applicable, regarding such change.  NexCen or its Affiliate, as applicable, will consider, in good faith, all comments made by the GACC Association regarding proposed changes to the GAC Franchise Agreement.

(c)           Provided that the GACC Association continues to represent a majority of the GAC Brands’ franchise stores and its board of directors is elected through democratic procedures, NexCen or its Affiliates, as applicable, will (1) recognize the GACC Association, and (2) provide the GACC Association with notice of all material matters directly affecting the GAC Franchise and the opportunity to consult with NexCen regarding such matters.  NexCen will consider, in good faith, all comments made by the GACC Association regarding such matters.

(d)           The parties’ shared intent is to preserve the “Great American” brand and system as a discrete and competitive system, whether as stand-alone “Great American” outlets or as co-branded outlets with one or more other brands approved by NexCen.  Therefore, NexCen or its Affiliate, as applicable, agrees to maintain the primary GACC products (the “Products”) and primary marks and designs associated with the GAC Brands (the “Marks”) for three (3) years following the Closing (the “Brand Maintenance Period”).  After the Brand Maintenance Period, NexCen or its Affiliate, as applicable, agrees to maintain the Products and Marks, unless NexCen or its Affiliate, as applicable, (i) determines in good faith that changes to the Products and/or the Marks are necessary in order to satisfy then-current market demands; (ii) proposes to sell or otherwise transfer, in a single transaction or series of transactions, to an unaffiliated party all, or substantially all, of the rights related to the GAC Franchise, including the Products and/or Marks; or (iii) obtains the approval of any changes to the Products and/or Marks from either (A) the GACC Association or (B) the owners of a majority of franchised Great American Cookie outlets; provided, that NexCen and the GACC Association agree to meet and discuss in good faith any proposed change to the Products and/or the Marks as set forth in Section 5(d)(i) or Section 5(d)(iii) above; provided, further, that, after the Brand Maintenance Period, NexCen or its Affiliate, as applicable, will use their good faith efforts to provide the GACC Association with ninety (90) days notice prior to any change to the Products and/or Marks.  Notwithstanding anything to the contrary, NexCen agrees to meet in good faith with the Executive Committee of the GACC Association to discuss any disposition of the GAC Franchise pursuant to Section 5(d)(ii) above; provided, that each member of the Executive Committee of the GACC Association enter into a non-disclosure agreement reasonably satisfactory to NexCen prior to any meetings; provided, further, that NexCen shall not be required to meet with the Executive Committee of the GACC Association if NexCen is advised by counsel that such meeting would breach any obligation or applicable law or other directive to which NexCen is subject.

(e)           The profit margin for the batter facility that will be provided to each Franchisee by NexCen or its Affiliates for use in the GAC Franchise will remain at forty percent (40%) or less for the two (2) years following the Closing.  For purposes of the foregoing, it is agreed that costs taken into account shall consist of only ingredients, utilities, labor and other direct or indirect costs.  The compliance of NexCen or its Affiliates, as applicable, with this Section 5(e) will be subject to verification, upon at least sixty (60) days prior written request by the GACC Association, by NexCen’s independent auditors in connection with their annual audit of NexCen’s financial statements.

(f)            Notwithstanding anything set forth in Section 9 of the Warrant, the Company shall use its reasonable good faith efforts to effect the registration of the Warrant Shares (as defined in the Warrant)

on the Registration Statement on Form S-3 that will be filed in connection with certain shares of NexCen being offered to the sellers under the Asset Purchase Agreement.

6.             Franchisee Undertakings.  Notwithstanding anything set forth in any GAC Franchise Agreement, each Franchisee agrees that on the tenth day of each month following the Closing Date (each a “Payment Date”) until the sixtieth (60th) month following the Closing Date, each Franchisee shall pay to NexCen or its Affiliates, an increased royalty payment under each GAC Franchise Agreement (each, an “Increased Royalty Payment”).  The Increased Royalty Payment shall be payable by each Franchisee on each Payment Date, by electronic funds transfer which will be drafted by NexCen along with the monthly royalty fee then due, and the amount due from each Franchisee on each Payment Date shall equal one-sixtieth (1/60) of such Franchisee’s Royalty Payment received by such Franchisee.  Notwithstanding anything to the contrary set forth herein or in any GAC Franchise Agreement, if a Franchisee ceases to be a party to a GAC Franchise Agreement in effect as of the date hereof, such Franchisee shall immediately pay NexCen an amount equal to the difference between (x) such Franchisee’s Royalty Payment in respect to such GAC Franchise Agreement minus (y) any Increased Royalty Payments previously made by such Franchisee under this Section 6 in respect to such GAC Franchise Agreement.

7.             Franchisee Representations and Warranties.

(a)           Each Franchisee and each Franchisee Principal hereby represents and warrants that (i) this Agreement has been approved by all necessary action required to make it a valid and binding obligation of such Franchisee, such Franchisee Principal and all the other members of the Releasor Group, as the case may be, (ii) this Agreement is the valid, binding and legal obligation of such Franchisee, such Franchisee Principal and all other members of the Releasor Group, as the case may be, (iii) such Franchisee or Franchisee Principal, as the case may be, is acquiring the Warrants solely for its own account for investment purposes and not with a view to the distribution thereof.

(b)           Each Franchisee, either alone or together with its respective Purchaser Representative, has received certain information, including but not limited to the Settlement and Release Disclosure Package and Memorandum dated December 13, 2007, concerning NexCen and has had the opportunity to obtain additional information and ask any questions it has desired in order to evaluate the merits and risks inherent in receiving the Warrants.

(c)           No Franchisee was offered or sold the Warrants directly or indirectly, by means of any form of general advertising or general solicitation, including, but not limited to (i) any advertisement, article, notice, or other communication published in a newspaper, magazine, or similar medium of communication or broadcast over television or radio; or (ii) to the knowledge of such Franchisee, any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(d)           Each Franchisee (i) can bear the economic risk of the investment in the Warrants, including the total loss of such Franchisee’s investment; (ii) has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of an investment in the Warrants; and (iii) understands the non-liquid nature of an investment in the Warrants.  Each Franchisee acknowledges and understands that the Warrants are a speculative investment that involve a high degree of risk and there can be no guarantee of the amount or type of profit, if any, to be realized as a result of an investment in the Warrants.

(e)           Each Franchisee acknowledges that NexCen is relying on exemptions from the registration requirements of the Securities Act and afforded by applicable state statutes and regulations.  Each Franchisee understands that the Warrants will not be registered under the Securities Act or the securities laws of any state and are subject to restrictions on transfer.

(f)            No Franchisee that is a corporation, partnership or other entity was organized for the specific purpose of acquiring the Warrants.

(g)           Each Accredited Franchisee represents and warrants that it is an “accredited investor,” as defined in Regulation D promulgated under the Securities Act.

8.             Purchaser Representative.  Each Other Franchisee hereby represents and warrants that it has irrevocably designated and appointed the person set forth opposite such Other Franchisee’s name on Schedule II hereto as its Purchaser Representative.  Each Other Franchisee intends to rely on its respective Purchaser Representative to assist the undersigned in evaluating the risks and merits of an investment in the Warrants.

9.             Miscellaneous.  This Agreement may be executed in one or more counterparts, may not be changed orally and is made and shall be governed by and construed in all respects in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof which might refer such interpretation to the laws of a different state or jurisdiction.  This Agreement benefits and binds the parties hereto and, subject to Section 4, their respective successors and assigns.  Notices hereunder shall be in writing and addressed to the address indicated below or to such other address as the intended recipient has specified in writing, and (assuming actual receipt) are deemed given when delivered in person, one business day after being sent by telecopier or by overnight express mail service, or four (4) Business Days after being sent by mail.  All disputes arising in connection with the interpretation, performance and enforcement of this Agreement shall be resolved through binding arbitration under the Federal Arbitration Act and conducted by the American Arbitration Association under its rules for commercial arbitration, provided that the arbitrator may award reasonable fees and costs to the prevailing party.  Arbitration shall take place in the state where the respondent’s principal place of business is located.  Except as expressly provided herein to the contrary, each GAC Franchise Agreement shall remain in full force and effect in accordance with and subject to its respective terms and conditions.  Nothing in this Settlement and Release Agreement alters the terms or status of any agreement of any Great American franchisee who is not party to this Agreement.  The GACC Association is an intended third party beneficiary of Section 5 of this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

NEXCEN BRANDS, INC.,
a Delaware corporation

By:	/s/ Robert D’Loren
Name: Robert D’Loren
Title: President and Chief Executive Officer

GREAT AMERICAN COOKIE COMPANY FRANCHISING, LLC,
a Delaware limited liability company

By:	/s/ Michael Ward
Name: Michael Ward
Title: Executive Vice President

MRS. FIELDS FAMOUS BRANDS, LLC,
a Delaware limited liability company

By:	/s/ Michael Ward
Name: Michael Ward
Title: Executive Vice President

MRS. FIELDS’ ORIGINAL COOKIES, INC.,
a Delaware corporation

By:	/s/ Michael Ward
Name: Michael Ward
Title: Executive Vice President

BATCHES OF COOKIES, INC.

By:	/s/ Jeffery Bryan
Name: Jeffery Bryan
Title: President

D&J ALL CORPORATION

By:	/s/ Richard Allen
Name: Richard Allen
Title: President

DPD COOKIES OF ORLANDO, INC.

By:	/s/ David P. Duvall
Name: David P. Duvall
Title: President

WOLFTEAM LLC

By:	/s/ Sean Faulk
Name: Sean Faulk
Title: Owner

GILREATH ENTERPRISES, INC.

By:	/s/ Scott Gilreath
Name: Scott Gilreath
Title: Owner/President

HALLIE COOKIE CO., INC.

By:	/s/ Robert Mulliniks
Name: Robert Mulliniks
Title: V.P.

JERMAN COOKIE CO., LP

By:	/s/ J.L. Jerman II
Name: J.L. Jerman II
Title: CEO

J-TEAM, INC.

By:	/s/ D. Craig Jones
Name: D. Craig Jones
Title: President

By:	/s/ Kathy R. Jones
Name: Kathy R. Jones
Title: Partner

J-TEAM AND RUPPS (GENERAL PARTNERSHIP)

By:	/s/ D. Craig Jones
Name: D. Craig Jones
Title: President

By:	/s/ Kathy R. Jones
Name: Kathy R. Jones
Title: Partner

By:	/s/ Chad A. Rupp
Name: Chad A. Rupp
Title: Partner

By:	/s/ Amy J. Rupp
Name: Amy J. Rupp
Title: Partner

/s/ Ken Miller
KEN MILLER

/s/ Nancy Miller
NANCY MILLER

THE COOKIE PLACE, INC.

By:	/s/ Jeff Pizitz
Name: Jeff Pizitz
Title: President

TEXAS STAR COOKIE CO LLC

By:	/s/ Walter Wayne Woods
Name: Texas Star Cookie Co. LLC
Title: Owner/Franchisee

GARMON ENTERPRISES II, INC.

By:	/s/Paul A. Montalvo Jr.
Name: Paul A. Montalvo Jr.
Title: President

COOKIE BAKER PARTNERS, LP

By:	/s/ Herbert W. Perlich
Name: Herbert W. Perlich
Title: Franchisees

By:	/s/ Barbara A. Perlich
Name: Barbara A. Perlich
Title: Franchisees

SAC ENTREPRENEURS PARTNERS LTD.

By:	/s/ Brian Selden
Name: Brian Selden
Title: General Partner

DOUGH ROLLERS TOO, LLC

By:	/s/ Jeremy Roy
Name: Jeremy Roy
Title: President

DOUGH ROLLERS, LTD.

By:	/s/ Brian Selden
Name: Brian Selden
Title: General Partner

BATTER UP, LLC

By:	/s/ Brian Selden
Name: Brian Selden
Title: V.P.

ROLLING IN DOUGH COOKIE CO.

By:	/s/ Katherine Shell
Name: Katherine Shell
Title: Vice President

HEM CHELA CORP.

By:	/s/ Bachu Solanki
Name: Bachu Salanki
Title: President

By:	/s/ Geeta Solanki
Name: Geeta Salanki
Title: V.P.

MUBARAK INVESTMENTS CORP.

By:	/s/ Sonney Daharani
Name: S. Daharani
Title: President

BARAKAH, INC.

By:	/s/ Sonney Daharani
Name: S. Daharani
Title: President

CACTUS COOKIES, INC.

By:	/s/ Michael J. Solomon
Name: Michael J. Solomon
Title: President

WILLS COOKIE STORES LTD.

By:	/s/ J. M. Wills
Name: J. M. Wills
Title: President

COOKIE ASSOCIATES, LTD.

By: Doc & Associates, Ltd., its General Partner

By: LJC Management, Inc., its General Partner

By:	/s/ Lawrence J. Cohen
Name: Lawrence J. Cohen
Title: President

SCHEDULE I

TO SETTLEMENT AND RELEASE AGREEMENT

ACCREDITED FRANCHISEES, FRANCHISEE PRINCIPALS AND PRO RATA SHARE

Franchisees	Franchisee Principals	Addresses	Cash	Warrants	Franchise Credit	Royalty Payment
Gilreath Enterprises, Inc.	Scott Gilreath	7132 Wynlakes Blvd. Montgomery, AL 36117	$403,587.95	18,071	$60,237.01	$102,402.91
Hallie Cookie Co., Inc.	Parks Hicks Robert Mulliniks	2121 Kensington Gates Drive Kennesaw, GA 30152	$538,472.89	24,111	$80,369.09	$136,627.45

	Larry Wilburn	1623 Kidd Road Jonesboro, GA 30236
Jerman Cookie Co., LP	Jay Jerman	100 Crossbrook Trail Chelsea, AL 35043	$1,061,956.01	47,550	$158,500.90	$269,451.52

	John Jerman	4505 Mill Pond Court Colleyville, TX 76034

Franchisees	Franchisee Principals	Addresses	Cash	Warrants	Franchise Credit	Royalty Payment
The Cookie Place, Inc.	Merritt Pizitz Michael Pizitz Richard Pizitz	2140 11th Avenue South Suite 200 Birmingham, AL 35205	$249,042.92	11,151	$37,170.59	$63,189.99
Texas Star Cookie Co LLC	Walter Wayne and Deborah Woods	1323 E. Spring Valley Road Richardson, TX 75081	$59,185.77	2,650	$8,833.70	$15,017.28
Cookie Baker Partners, LP	Herb and Barbara Perlich	8206 Knurled Oak Lane Spring, TX 77379	$381,796.42	17,095	$56,984.54	$96,873.72
Wills Cookie Stores Ltd.	Jim and Barbara Wills	7615 Yaupon Drive Austin, TX 78759-6411	$265,504.01	11,888	$39,627.46	$67,366.69
Cactus Cookies, Inc.	Michael Solomon	7400 Las Vegas Blvd S, Suite FC-19 Las Vegas, NV 89123	$364,569.64	16,324	$54,413.38	$92,502.74

	Allan B. and Shirley F. Solomon	2200 Corporate Blvd. NW Suite 310 Boca Raton, FL 33431
Mubarak Investments Corp.	Sonny Dharani	535 Gavenwood Drive Lawrenceville, GA 30044	$56,549.52	2,532	$8,440.23	$14,348.39
Barakah Inc.	Sonny Dharani	535 Gavenwood Drive Lawrenceville, GA 30044	$56,549.51	2,532	$8,440.22	$14,348.38
Garmon Enterprises II, Inc.	Raul and Sylvia Montalvo	1601 Spicewood Drive Weslaco, TX 78596	$62,716.62	2,808	$9,360.69	$15,913.17
Wolfteam LLC	Sean and Kecia Falk	452 Ruff Drive Monroe, MI 48162	$97,074.88	4,347	$14,488.79	$24,630.94
Cookie Associates, Ltd.	Doc & Associates, Ltd.	LJC Management, Inc. % Lawrence J. Cohen 1431 Graham Drive Suite 218 Tomball, TX 77375	$1,268,314.65	56,791	$189,300.69	$321,811.18

Franchisees	Franchisee Principals	Addresses	Cash	Warrants	Franchise Credit	Royalty Payment
	Rick K. and Heidi L. Strauss	2800 Bradway Street Bloomfield Hills, MI 48301

	DRE, Inc.	% Dennis Egide 800 S. Milwaukee Avenue Suite 170 Libertyville, IL 60048-3255

	Marvin S. and Sandra M. Rosen	222 Lakeview Avenue Suite 800 West Palm Beach, FL 33401

	Paul Mapes	2408 Northeast 27th Avenue Ft. Lauderdale, FL 33305

	Merida Associates, Inc.	% Arthur Meyer 1601 Belvedere Road Suite 407 South West Palm Beach, FL 33406

	WAM Management, Inc.	% William Meyer Profit Sharing Trust 1601 Belvedere Road Suite 407 South West Palm Beach, FL 33406

	Mariner LLC	% Thomas C. Strauss 222 Lakeview Avenue Suite 800 West Palm Beach, FL 33401

Franchisees	Franchisee Principals	Addresses	Cash	Warrants	Franchise Credit	Royalty Payment
	Houston Cookies LLC	% Marvin Rosen 222 Lakeview Avenue Suite 800 West Palm Beach, FL 33401

	ASAT Partners LLC	% Gail Meyer 1601 Belvedere Road, Suite 407 South West Palm Beach, FL 33406

	Jerome Mouton	12506 Leyton Court Tomball, TX 77375
SAC Entrepreneurs Partners Ltd.	SACEP Management LLC	% Bryan Selden 2020 Stonegate Blvd. Tyler, TX 75703	$228,721.21	10,241	$34,137.49	$58,033.74
Dough Rollers Too, LLC	Bryan Selden	2020 Stonegate Blvd. Tyler, TX 75703	$0	0	$0	$0

	Jeremy Roy	18055 Crescent Royale Way Humble, TX 77346
Dough Rollers, Ltd.	SACEP Management LLC	% Bryan Selden 2020 Stonegate Blvd. Tyler, TX 75703	$693,884.18	31,070	$103,564.80	$176,060.16

	Jeremy Roy	18055 Crescent Royale Way Humble, TX 77346

	George Pekema	2119 LaMonte Lane Houston, TX 77018
Hem Chela Corp.	Bachu and Geeta Solanki	146 Marion Place Steubenville, OH 43953	$63,569.01	2,846	$9,487.91	$16,129.45

OTHER FRANCHISEES, FRANCHISEE PRINCIPALS AND PRO RATA SHARE

Franchisees	Franchisee Principals	Addresses	Cash	Warrants	Franchise Credit	Royalty Payment
Batches of Cookies, Inc.	Jeffrey Bryan	3650 Cathedral Cove Road Jacksonville, FL 32217	$54,821.91	2,455	$8,182.37	$13,910.04
D&J All Corporation	Richard and Dianna Allen	67 Dalrymple Avenue Pine City, NY 14871	$55,833.30	2,500	$8,333.33	$14,166.66
DPD Cookies of Orlando, Inc.	David Duvall Robert Duvall	225 Tomoka Trail Longwood, FL 32779	$42,859.97	1,919	$6,397.01	$10,874.92
J-Team, Inc.	Craig and Kathy Jones	7213 Eaglestone Court Liberty Township, OH 45044	$49,238.49	2,205	$7,349.03	$12,493.35
J-Team and Rupps (General Partnership)	Craig and Kathy Jones	7213 Eaglestone Court Liberty Township, OH 45044	$336,945.71	15,087	$50,290.40	$85,493.69

	Chad and Amy Rupp	7279 Eaglestone Court Liberty Township, OH 45044
Ken and Nancy Miller	Ken and Nancy Miller	9809 Salisbury Lubbock, TX 79424	$75,685.42	3,389	$11,296.33	$19,203.76
Batter Up, LLC	Bryan Selden	2020 Stonegate Blvd. Tyler, TX 75703	$42,463.01	1,901	$6,337.76	$10,774.20

	Chuck Schrick	190 Harks Creek Road Trinity, TX 75862
Rolling in Dough Cookie Co.	Kathryn Shell	2711 Hampton Trail Woodstock, GA 30189	$190,657.02	8,537	$28,456.27	$48,375.66

	Ed Smith	10201 Rainbridge Drive Riverview, FL 33569

Schedule II

to Settlement and Release Agreement

Purchaser Representatives

Franchisees	Purchaser Representatives
Batches of Cookies, Inc.	Jeffery M. Jacobs One San Jose Place, Suite 25 Jacksonville, FL 32257

D&J All Corporation	William Cavaluzzi 124 W. Franklin St. Horseheads, NY 14845

DPD Cookies of Orlando, Inc.	Arleigh C. Merrill 7400 Bay Meadows Way Jacksonville, FL 32256

J-Team, Inc.	John P. Nicholson 139 S. Sunbury Road Westerville, OH 43081

J-Team and Rupps (General Partnership)	John P. Nicholson 139 S. Sunbury Road Westerville, OH 43081

Ken and Nancy Miller	Robert O. Goddard 1204 Mechem Drive, Suite 10 Ruidoso, NM 88345

Batter Up, LLC	Brian A. Mills Orgain, Bell & Tucker, L.L.P. 470 Orleans, 4th Floor Beaumont, TX 77701

Rolling in Dough Cookie Co.	John A. King Warren, Averett, Kimbrough & Marino,LLC 2500 Action Road Birmingham, AL 35243

EXHIBIT A

TO SETTLEMENT AND RELEASE AGREEMENT

FORM OF WARRANT

[Attached]